UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 South Quebec Street

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(303) 967-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On September 29, 2006 (the “Distribution Date”), the distribution (the “Distribution”) by First Data Corporation (“FDC” or the “Company”) of all of the outstanding shares of common stock of The Western Union Company (“Western Union”) to the stockholders of the Company was completed in a spin-off intended to qualify for tax-free treatment.

On the Distribution Date, and in consideration for the contribution by FDC to Western Union of its money transfer and consumer payments businesses, Western Union transferred to FDC approximately $100.0 million in cash, notes with an aggregate principal amount of approximately $1.0 billion and 765,255,173 shares of Western Union common stock, par value $0.01 per share.

In connection with the Distribution, the Company entered into certain agreements with Western Union to govern the terms of the spin-off and to define the ongoing relationship between FDC and Western Union following the spin-off, allocating responsibility for obligations arising before and after the spin-off, including obligations with respect to liabilities relating to FDC’s business and to Western Union’s business and obligations with respect to each company’s employees, certain transition services and taxes.

Separation and Distribution Agreement

On the Distribution Date, the Company entered into a Separation and Distribution Agreement with Western Union which provides, among other things, for the principal corporate transactions required to effect the contribution by FDC of the subsidiaries that operate Western Union’s business, the distribution of Western Union common stock to the holders of record of FDC common stock and certain other agreements governing Western Union’s relationship with the Company after the spin-off. The contribution by FDC to Western Union of the subsidiaries that operate Western Union’s business and related assets occurred immediately prior to the Distribution. The contribution was made on an “as is, where is” basis without any representations or warranties, and Western Union will bear the economic and legal risk of the contribution. The Company generally will not retain any of the liabilities of the subsidiaries contributed to Western Union or liabilities associated with the related assets contributed to Western Union, and Western Union and the contributed subsidiaries have agreed to perform and fulfill all of the liabilities arising out of the operation of the money transfer and consumer payments businesses. A copy of the Separation and Distribution Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference into this Item 1.01.

Tax Allocation Agreement

On the Distribution Date, the Company entered into a Tax Allocation Agreement with Western Union that sets forth the rights and obligations of FDC and Western Union with respect to taxes imposed on each company’s respective businesses both prior to and after the spin-off and taxes and other liabilities that could be imposed as a result of a final determination by the Internal Revenue Service that is inconsistent with the anticipated tax consequences, as set forth in the private letter ruling received by the Company from the Internal Revenue Service, in connection with the spin-off (and certain related transactions) if such transactions do not qualify for tax-free treatment under the Internal Revenue Code. A copy of the Tax Allocation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference into this Item 1.01.

Employee Matters Agreement

On the Distribution Date, the Company entered into an Employee Matters Agreement with Western Union which provides for each company’s respective obligations to employees and former employees who are or were associated with Western Union and for other employment and employee benefits matters. A copy of the Employee Matters Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference into this Item 1.01.

Patent Ownership Agreement

On the Distribution Date, the Company entered into a Patent Ownership Agreement and Covenant Not to Sue with Western Union which will govern the ownership of and rights relating to certain patents. A copy of the Patent Ownership Agreement and Covenant Not to Sue is attached hereto as Exhibit 10.3 and incorporated herein by reference into this Item 1.01.

Exchange Agreement

In partial consideration of the contribution by the Company to Western Union of its money transfer and consumer payments businesses, Western Union transferred to the Company approximately $1 billion aggregate principal amount of Western Union notes (the “Western Union Notes”). On September 26, 2006, the Company entered into an Exchange Agreement with J.P. Morgan Securities Inc., Barclays Capital Inc. (collectively, the “Investment Banks”) and Western Union pursuant to which the Company agreed to transfer to the Investment Banks the Western Union Notes in exchange (the “Exchange”) for certain indebtedness of the Company held by the Investment Banks with a fair market value equal to the agreed value of the Western Union Notes. The Exchange was completed immediately after the effective time of the Distribution on the Distribution Date. A copy of the Exchange Agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference into this Item 1.01.

Spin-off Related Equity Adjustments and Awards

Grant of Stock Options

In accordance with Section 5.01(b) of the Employee Matters Agreement, on the Distribution Date the compensation and benefits committee of FDC’s Board of Directors (the “Compensation Committee”) approved the grant of adjusted options to purchase the Company’s common stock to replace options held by each current and former employee of the Company who did not become an employee or director of Western Union immediately after the spin-off, including executive officers. Each holder of a First Data stock option that was outstanding at the time of the Distribution also received a substitute option to purchase shares of Western Union common stock. The terms of the substitute option will be the same as the First Data option held immediately prior to the spin-off, except that references to “Board” and “Compensation Committee” shall mean the Western Union board of directors and compensation and benefits committee and references to the “Company” as issuer of securities shall mean Western Union.

Adjustment of Restricted Stock Awards

In accordance with Section 5.02 of the Employee Matters Agreement, on the Distribution Date the Compensation Committee approved the adjustment of each outstanding FDC restricted stock award that vests based on the attainment of a specified share price of FDC’s common stock and is held by a current or former employee of the Company who did not become an employee or director of Western Union immediately after the spin-off, including executive officers. Each holder of a First Data restricted stock award that was outstanding at the time of the Distribution also received Western Union common stock in the form of restricted stock in connection with the spin-off. These restricted stock awards will be subject to the same vesting conditions as the First Data restricted stock award.

Adjustment of Restricted Stock Units

In accordance with Section 5.03 of the Employee Matters Agreement, on the Distribution Date the Compensation Committee approved the adjustment of each outstanding restricted stock unit award held by a current or former employee of the Company who did not become an employee or director of Western Union immediately after the spin-off, including executive directors.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On the Distribution Date, prior to the Distribution, Jack M. Greenberg resigned from the Board of Directors of the Company.

Item 8.01.	Other Events

A copy of the press release announcing the completion of the spin-off of Western Union is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Other Exhibits

(b) Pro Forma Financial Information

Pro forma financial information of FDC will be furnished by the Company in a Current Report on Form 8-K to be filed within four business days of the Distribution Date.

(d)	Exhibits

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.1	Tax Allocation Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.2	Employee Matters Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.3	Patent Ownership Agreement and Covenant Not to Sue, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.4	Exchange Agreement, dated as of September 26, 2006, among First Data Corporation, J.P. Morgan Securities Inc., Barclays Capital Inc. and The Western Union Company.

99.1	Press release dated September 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

Dated: October 2, 2006.	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.1	Tax Allocation Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.2	Employee Matters Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.3	Patent Ownership Agreement and Covenant Not to Sue, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.4	Exchange Agreement, dated as of September 26, 2006, among First Data Corporation, J.P. Morgan Securities Inc., Barclays Capital Inc. and The Western Union Company.

99.1	Press release dated September 29, 2006.